UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 21, 2025
SoFi Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39606 (Commission File Number)	98-1547291 (I.R.S. Employer Identification No.)

234 1st Street San Francisco, California		94105
(Address of principal executive offices)		(Zip Code)
(855) 456-7634
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SOFI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Form Performance-Based Restricted Stock Unit Award Agreements
On March 21, 2025, the Board of Directors of SoFi Technologies, Inc. (the “Company”) adopted two forms of Performance Stock Unit Award Agreements (each, a "PSU Award Agreement") for the grant of performance restricted stock unit awards (“PSUs” and, the awards, "PSU Awards") under the Amended and Restated 2021 Stock Option and Incentive Plan for SoFi Technologies, Inc. (“2021 Plan”), one for use with the Company’s Chief Executive Officer and Chief Financial Officer and another form for use with certain senior employees.
Recipients of the PSU Awards may earn between 0% and 150% of the target number of PSUs subject to the achievement of certain pre-established tangible book value performance targets measured over a three-year performance period (the “Measurement Period”), subject to a modifier based on the Company's total stockholder return (“TSR”) compared to the Nasdaq Composite Index also measured over the Measurement Period, which will increase or decrease the number of PSUs that vest by 25% (capped at 187.5% of the target number of PSUs subject to the PSU Award). Further, if the Company's TSR over the Measurement Period is negative, the TSR modifier is capped at target (even if the Company's TSR exceeds the 50th percentile of the pre-selected index). In the event of actual performance between the threshold and target, and target and maximum, performance levels, the percentage of PSUs that vest will be calculated between each designated segment using linear interpolation. Further, if the Company’s total risk weighted capital ratio falls below 10.5% at any point during the Measurement Period, 100% of the PSUs will immediately be forfeited in their entirety. In addition, recipients of the PSU Awards will be eligible for any applicable rights or benefits provided in the Company’s death and disability policies. With respect to the PSU Award Agreement for the Company’s Chief Executive Officer and Chief Financial Officer, if the grantee incurs a Qualifying Termination, the PSUs will vest assuming the greater of (i) the actual level of performance reasonably projected as of the date of termination and (ii) target performance of the Absolute Growth in Tangible Book Value and TSR Percentile Rank, unless the Qualifying Termination occurs during the three month period before or after a Sale Event, in which case, the PSUs will vest assuming maximum performance of the Absolute Growth in Tangible Book Value and TSR Percentile Rank. For PSU Award grants to certain senior employees, if the grantee incurs a Qualifying Termination, the PSUs shall vest assuming (i) the achievement of target Absolute Growth in Tangible Book Value and (ii) the achievement of a TSR Percentile Rank based on actual performance as of the date of Qualifying Termination. Terms used but not defined have the meaning set forth in the applicable form of PSU Award Agreement.
The foregoing description of the PSU Award Agreements does not purport to be complete and is qualified in its entirety by reference to the form of applicable PSU Award Agreement, copies of which are filed as Exhibit 99.1 and 99.2 to this Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Form of Performance Stock Unit Award Agreement Under the Amended and Restated 2021 Stock Option and Incentive Plan for SoFi Technologies, Inc. - Executive Staff
99.2	Form of Performance Stock Unit Award Agreement Under the Amended and Restated 2021 Stock Option and Incentive Plan for SoFi Technologies, Inc. - CEO and CFO
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SoFi Technologies, Inc.

Date: March 27, 2025	By:	/s/ Christopher Lapointe
	Name:	Christopher Lapointe
	Title:	Chief Financial Officer